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QLT INC.
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Explanatory Note: QLT Inc. issued the following press release on May 24, 2012:

news release

QLT HIGHLIGHTS STRATEGIC INITIATIVES

TO ENHANCE SHAREHOLDER VALUE

Board to propose $75 million to $100 million Dutch Auction Tender Offer

For Immediate Release	May 24, 2012

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) reported today that in light of the ongoing dissident shareholder activity, the management team and the Board of Directors (the “Board”) want to clearly communicate their action plan to enhance shareholder value for the Company. The items below highlight the four key initiatives proposed by the Board, assuming that the Board is re-elected at the upcoming Annual General Meeting:

•

The key priority for the Company will be the development of QLT091001 for inherited retinal diseases caused by RPE65 and LRAT genetic mutations. The Company is in advanced stages of regulatory interaction that could lead to the initiation of a pivotal trial for Leber Congenital Amaurosis prior to year-end and the subsequent initiation of a pivotal trial in Retinitis Pigmentosa in 2013.

•

Development of the punctal plug drug delivery platform will occur with staged investment and well-defined near-term milestones. Investments beyond Phase II will not occur unless each program is partnered in order to significantly offset the expenses of the pivotal trial program.

•

The Company will seek to maximize the value and profitability of Visudyne®. The Company plans to submit by mid-year a Premarket Approval for a new Visudyne laser with the goal to ensure that the device is readily available for the U.S. retina community in 2013.

•

Management and the Board will continue to evaluate the Company’s allocation of capital. As background, since the initiation of development efforts for QLT091001 in 2006, the Company has returned capital to shareholders totaling approximately $210 million through share repurchases while investing an aggregate of $236 million in all research and development programs. In light of the focused efforts on development of QLT091001, if re-elected, the Board of Directors proposes a return of capital via a modified Dutch auction tender offer of $75 million to $100 million in the third quarter of 2012.

The Board of Directors believes these initiatives are in line with our fiscally disciplined approach to enhancing shareholder value.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases, developing our proprietary punctal plug delivery system, as well as U.S. marketing of the commercial product Visudyne® for the treatment of wet age-related macular degeneration.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Chief Financial Officer

Cameron Nelson

office: 604-707-7344

cnelson@qltinc.com

Investor Relations

David Climie

office: 604-707-7573

dclimie@qltinc.com

Media Relations

Karen Peterson

office: 604-707-7000 or 1-800-663-5486

kpeterson@qltinc.com

Visudyne® is a registered trademark of Novartis AG

Eligard® is a registered trademark of Sanofi S.A.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning the possibility and timing of clinical trials of QLT091001 for the treatment of Leber Congenital Amaurosis and Retinitis Pigmentosa; the expected process and investment strategy for the development of the punctal plug drug delivery platform; the plans to maximize the value and profitability of Visudyne and the timing for a new Visudyne PDT laser; the re-election of the Board of Directors; a return of capital via a modified Dutch auction tender offer and the amount and timing of such tender offer; enhancement of shareholder value; and statements which contain language such as: “assuming,” “prospects,” “goal,” “plans,” “future,” “projects,” “will,” “potential,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including, but not limited to, our punctal plug technology and synthetic retinoid program); assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials (including our punctal plug technology and our synthetic retinoid program) may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainty on the impacts that QLT's strategic initiatives will have on the market price of our securities; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Visudyne® or Eligard® may be less than expected (including due to competitive products and pricing); and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

Additional Information and Where to Find It

On April 26, 2012, QLT Inc. filed a definitive proxy statement with the Securities and Exchange Commission in connection with its 2012 Annual Meeting of Shareholders. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. You may obtain the definitive proxy statement as well as other relevant documents, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the company with the SEC can also be obtained, free of charge, at www.qltinc.com.